UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 21, 2008 (November 20, 2008)

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2008, Spectrum Brands, Inc. (the "Company") received written notice (the "Trading Price Notice") from the New York Stock Exchange, Inc. ("NYSE") that the Company had fallen below the NYSE's continued listing standard set forth in Section 802.01C of the NYSE Listed Company Manual because over a consecutive 30 trading-day period the average closing price of the Company's securities was less than $1.00.  As of November 19, 2008, the Company's 30 trading-day average closing price of its common stock was $0.95.

Under applicable NYSE rules, the Company must bring its share price and 30 trading-day average share price back above $1.00 within six months following receipt of the Trading Price Notice by the Company.  If shareholder approval is necessary to implement any cure procedures, the Company is required to obtain such approval no later than its next annual meeting of shareholders and implement the procedures shortly after such approval.  If the Company cannot timely cure the price condition, it will be subject to NYSE suspension and delisting procedures.

The Company previously disclosed its receipt of a separate non-compliance notice from the NYSE described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2008 relating to the Company's failure to maintain at least $75 million in total market capitalization and stockholder's equity.

Although the Company intends to cure these deficiencies and to return to compliance with the NYSE's continued listing standards, there can be no assurance that it will be able to do so.  In addition, the Company's listing on the NYSE remains subject to the other eligibility criteria under the NYSE rules, including maintaining an average market capitalization over a consecutive 30 trading-day period of at least $25 million.  At any time, the NYSE may also determine that continued listing of the stock is no longer suitable, including based on such factors as an abnormally low selling price or volume of trading for the stock.

As required by applicable NYSE rules, the Company plans to notify the NYSE of its intent to cure the price condition within 10 business days of receipt of the Trading Price Notice, or by December 5, 2008.  The Company's common stock remains listed on the NYSE under the symbol "SPC” with a ".BC" indicator by the NYSE to signify that the Company is not currently in compliance with the NYSE's continued listing standards.

Forward Looking Information

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company's current expectations and involve risks and uncertainties.  The Company cautions the reader that actual results could differ materially from the expectations described in the forward-looking statements.  These risks and uncertainties include (1) the risk that the NYSE notice disrupts current plans and operations; (2) difficulty or unanticipated expenses in connection with timely developing a plan to achieve compliance that is acceptable to the NYSE, (3) the potential for the Company to be considered below criteria with respect to other NYSE listing standards or otherwise unsuitable for continued listing and (4) other factors, which can be found in the Company’s securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q.  The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.  The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2008	SPECTRUM BRANDS, INC. By: /s/ Anthony L. Genito Name: Anthony L. Genito Title: Executive Vice President, Chief Financial Officer and Chief Accounting Officer